Exhibit 99.1

Kandi Technologies Reports Third Quarter 2018 Financial Results

-     Q3 revenue increased 34.0% yoy to $38.0 million –

-     Q3 gross profit increased 29.2% yoy to $6.2 million–

JINHUA, CHINA-- (November 9, 2018) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the third quarter of 2018.

Third Quarter Financial Highlights

●	Total revenues were $38.0 million for the third quarter of 2018, an increase of 34.0% from total revenues of $28.4 million for the same period in 2017.

●	Electric Vehicle (“EV”) parts sales increased by 18.7%, to $32.1 million for the third quarter of 2018, compared with EV parts sales of $27.0 million for the same period in 2017.

●	Gross profit increased by 29.2% to $6.2 million, compared to $4.8 million for the same period last year.

●	Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) sold 1,502 units of EV products in the third quarter of 2018.

●	GAAP net loss for the third quarter of 2018 was $6.5 million, or loss of $0.13 per fully diluted share compared with GAAP net income of $1.9 million, or income of $0.04 per fully diluted share for the same period in 2017.

●	Non-GAAP adjusted net loss[1], which excludes stock award expenses and the change of the fair value of contingent consideration, was $5.0 million in the third quarter of 2018, compared with non-GAAP net income of $2.9 million for the same period in 2017. Non-GAAP adjusted loss per share[1] was approximately $0.10 per fully diluted share for the third quarter of 2018, compared with Non-GAAP adjusted income per share[1] of $0.06 per fully diluted share for the same period in 2017.

●	Working capital deficit was $12.2 million as of September 30, 2018. Cash, cash equivalents and restricted cash totaled $10.4 million as of September 30, 2018.

[1]	Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of fair value of contingent consideration and the effects of stock award expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

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Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “EV sales were impacted in the third quarter due to the JV Company’s new EV models awaiting MIIT’s approval to be included in the Directory of Recommended Models for Energy Saving and New Energy Vehicle Demonstration and Promotion, as well as approval of purchase tax exemption. Additionally, a large increase in the research and development expense caused a decline in net profits in the third quarter. However, we are happy to announce that the JV Company’s new EV models obtained all required approvals from MIIT for both Directory of Recommended Models for New Energy Vehicles and the Tax Exemption on September 19, 2018, and are now available for sale on the market. With the launch of the new EV models, the Company’s operations are forecasted to improve. The management team remains confident in enhancing Kandi’s brand name and competitive edge through its consumer favored EV products.”

Net Revenues and Gross Profit

	3Q18	3Q17	Y-o-Y%
Net Revenues (US$million)	$38.0	$28.4	34.0%
Gross Profit (US$million)	$6.2	$4.8	29.2%
Gross Margin	16.4%	17.0%	-

Net revenues for the third quarter of 2018 increased by 34.0% compared to the same period of last year. The increase in revenue was mainly due to the increase in EV parts and off-road vehicles sales during this quarter. The selling prices of our products for the three months ended September 30, 2018 decreased on average from the same period last year. The increase in revenue was primarily due to the increase of sales volume.

Operating Income (Loss)

	3Q18	3Q17	Y-o-Y%
Operating Expenses (US$million)	$8.7	$3.1	182.1%
Operating (Loss) Income (US$million)	$(2.4)	$1.8	-237.4%
Operating Margin	-6.4%	6.2%	-

Total operating expenses in the third quarter of 2018 were $8.7 million, compared with $3.1 million in the same quarter of 2017. The increase in total operating expenses was due to the increased R&D expenses, which were $5.7 million in this quarter compared with $0.7 million in the same quarter last year.

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GAAP Net Income (Loss)

	3Q18	3Q17	Y-o-Y%
Net (Loss) Income (US$million)	$(6.5)	$1.9	-440.0%
(Loss) Earnings per Weighted Average Common Share	$(0.13)	$0.04	-
(Loss) Earnings per Weighted Average Diluted Share	$(0.13)	$0.04	-
Stock Award Expenses(US$million)	$(0.03	$1.0	-96.9%
Change in the Fair Value of Contingent Consideration(US$million)	$1.6	-	-
Non-GAAP Net (Loss) Income (US$million)	$(5.0)	$2.9	-267.5%

Net loss was $6.5 million in the third quarter of 2018, compared with net income of $1.9 million in the same quarter of 2017. The decrease of net income for this quarter was primarily attributable to the loss from the JV Company and increased R&D expenses this period as compared to the same period of last year.

Non-GAAP net loss was $5.0 million in the third quarter of 2018, compared to Non-GAAP net income of $2.9 million in the same quarter of 2017. The decrease of net income (non-GAAP) was primarily attributable to the loss from the JV Company and increased R&D expenses this period as compared to the same period of last year.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

In the third quarter of 2018, the JV Company sold 1,502 units of EV products.

The condensed financial income statements of the JV Company in the third quarter are as set forth below:

	3Q18	3Q17	Y-o-Y%
Net Revenues (US$million)	$19.9	$86.2	-76.9%
Gross Income (US$million)	$3.1	$5.3	-41.5%
Gross Margin	15.8%	6.1%	-
Net loss (US$million)	$(5.9)	$(0.5)	1080.0%

Revenue for the JV Company was $19.9 million in the third quarter of 2018, a decrease of 76.9% compared to the same quarter of 2017. Net loss was $5.9 million, a 1080.0% increase in the loss compared to the same quarter of 2017.

Kandi’s investments in the JV Company are accounted for using the equity method of accounting because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s losses of $2.9 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax loss of the JV Company was $3.2 million for the third quarter of 2018.

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Third Quarter 2018 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its third quarter 2018 financial results at 8:00 A.M. Eastern Time (9:00 P.M. Beijing Time) on November 9, 2018. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Mei Bing, Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-800-263-0877

●	International dial-in number: + 1-646-828-8143

●	Webcast and replay: http://public.viavid.com/index.php?id=132150

A live audio webcast of the call can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China’s leading manufacturers of pure electric vehicle (“EV”) products (through its joint venture), EV parts and off-road vehicles. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), SC Autosports, LLC – previously Sportsman Country, LLC, and the partially and wholly-owned subsidiaries of Kandi Vehicles.

More information about Kandi can be viewed at the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website. http://www.kandiev.com.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. KewaLuo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below -

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30, 2018	December 31, 2017
	(Unaudited)
Current assets
Cash and cash equivalents	$1,342,085	$4,891,808
Restricted cash	9,104,584	11,218,688
Accounts receivable (net of allowance for doubtful accounts of $319,421 and $133,930 as of September 30, 2018 and December 31, 2017, respectively)	40,111,173	34,397,858
Inventories (net of provision for slow moving inventory of $662,769 and $620,919 as of September 30, 2018 and December 31, 2017, respectively)	15,676,683	15,979,794
Notes receivable	72,817	-
Notes receivable from JV Company and related party	2,184,519	1,137,289
Other receivables	1,233,460	2,650,668
Prepayments and prepaid expense	6,662,684	6,536,839
Due from employees	6,668	7,070
Advances to suppliers	8,794,653	14,908,385
Amount due from JV Company, net	77,386,193	146,422,440
Amount due from related party	-	162,048
TOTAL CURRENT ASSETS	162,575,519	238,312,887

LONG-TERM ASSETS
Property, Plant and Equipment, net	83,664,992	12,000,971
Land use rights, net	11,848,966	12,666,047
Construction in progress	-	53,083,925
Deferred taxes assets	3,294,885	4,383,425
Long Term Investment	-	1,460,034
Investment in JV Company	146,272,731	70,681,013
Goodwill	28,583,528	322,591
Intangible assets	4,491,080	331,116
Advances to suppliers	-	21,592,918
Other long term assets	6,168,533	7,590,734
Amount due from JV Company, net	-	15,907,183
TOTAL Long-Term Assets	284,324,715	200,019,957

TOTAL ASSETS	$446,900,234	$438,332,844

CURRENT LIABILITIES
Accounts payables	$111,376,786	$111,595,540
Other payables and accrued expenses	6,065,379	6,556,209
Short-term loans	30,583,267	33,042,864
Customer deposits	214,079	205,544
Notes payable	24,663,846	28,075,945
Income tax payable	471,184	2,902,699
Due to employees	34,070	35,041
Deferred income	1,353,819	2,191,143
Total Current Liabilities	174,762,430	184,604,985

LONG-TERM LIABILITIES
Long term bank loans	28,981,286	30,737,547
Contingent liability	12,204,964	-
Other long-term liability	681,768	-
Total Long-Term Liabilities	41,868,018	30,737,547

TOTAL LIABILITIES	216,630,448	215,342,532
STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 55,989,502 and 48,036,538 shares issued and 51,481,944 and 48,036,538 outstanding at September 30, 2018 and December 31,2017, respectively	51,482	48,037
Additional paid-in capital	254,980,909	233,055,348
Retained earnings (the restricted portion is $4,422,033 and $4,422,033 at September 30,2018 and December 31,2017, respectively)	(5,221,190)	(3,802,310)
Accumulated other comprehensive loss	(19,541,415)	(6,310,763)
TOTAL STOCKHOLDERS’ EQUITY	230,269,786	222,990,312
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$446,900,234	$438,332,844

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

REVENUES FROM UNRELATED PARTY, NET	$14,860,034	$6,604,109	$32,211,352	$10,720,595
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	23,135,326	21,749,790	30,479,521	49,233,156

REVENUES, NET	37,995,360	28,353,899	62,690,873	59,953,751

COST OF GOODS SOLD	(31,753,311)	(23,522,406)	(53,044,861)	(50,697,990)

GROSS PROFIT	6,242,049	4,831,493	9,646,012	9,255,761

OPERATING EXPENSES:
Research and development	(5,691,649)	(657,851)	(7,091,836)	(26,569,624)
Selling and marketing	(898,896)	(216,351)	(1,875,294)	(976,913)
General and administrative	(2,070,947)	(2,196,201)	(5,534,039)	(12,074,147)
Total Operating Expenses	(8,661,492)	(3,070,403)	(14,501,169)	(39,620,684)

(LOSS) INCOME FROM OPERATIONS	(2,419,443)	1,761,090	(4,855,157)	(30,364,923)

OTHER INCOME (EXPENSE):
Interest income	52,745	619,923	1,452,522	1,709,990
Interest expense	(483,376)	(598,523)	(1,505,409)	(1,761,786)
Change in fair value of contingent consideration	(1,552,686)	-	1,814,326	-
Government grants	607,008	474,950	717,821	5,804,561
Share of (loss) income after tax of JV	(3,247,343)	444,181	(79,592)	(13,455,786)
Other income (expense), net	15,735	(6,560)	666,294	143,617
Total other (expense) income, net	(4,607,917)	933,971	3,065,962	(7,559,404)

(LOSS) INCOME BEFORE INCOME TAXES	(7,027,360)	2,695,061	(1,789,195)	(37,924,327)

INCOME TAX BENEFIT (EXPENSE)	505,961	(776,985)	370,316	4,130,951

NET (LOSS) INCOME	(6,521,399)	1,918,076	(1,418,879)	(33,793,376)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation	(8,108,270)	4,032,652	(13,230,652)	8,942,931

COMPREHENSIVE (LOSS) INCOME	$(14,629,669)	$5,950,728	$(14,649,531)	$(24,850,445)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	51,474,048	48,028,467	51,089,047	47,913,028
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	51,474,048	48,028,467	51,089,047	47,913,028

NET (LOSS) INCOME PER SHARE, BASIC	$(0.13)	$0.04	$(0.03)	$(0.71)
NET (LOSS) INCOME PER SHARE, DILUTED	$(0.13)	$0.04	$(0.03)	$(0.71)

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30, 2018	September 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(1,418,879)	$(33,793,376)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,271,599	3,556,661
Assets impairments	78,415	136,936
Allowance for doubtful accounts	(7,093)	-
Deferred taxes	-	(5,596,103)
Share of income after tax of JV Company	79,592	13,455,786
Reserve for fixed assets	(53,561)	-
Change in fair value of contingent consideration	(1,814,326)	-
Stock compensation cost	253,934	5,498,183
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(52,845,923)	(8,926,990)
Deferred taxes assets	(52,126)	-
Notes receivable	491,272	-
Notes receivable from JV Company and related party	3,196,340	4,923,967
Inventories	1,555,993	(2,814,129)
Other receivables and other assets	1,497,230	754,661
Due from employee	945	(10,766)
Advances to supplier and prepayments and prepaid expenses	(4,590,404)	23,878,150
Advances to suppliers-long term	-	(4,804,200)
Amount due from JV Company	(81,549,214)	(33,071,177)
Amount due from JV Company-long-term	15,907,183	(15,907,183)
Due from related party	161,874	4,406,105
Increase (Decrease) In:
Accounts payable	101,684,965	53,102,716
Other payables and accrued liabilities	29,845,307	2,173,413
Notes payable	(12,434,813)	(3,933,839)
Customer deposits	20,350	80,057
Income tax payable	(2,353,826)	732,405
Deferred income	(761,643)	(5,127,455)
Loss contingency-litigation	-	587,579
Net cash used in operating activities	$(836,809)	$(698,599)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	$(304,745)	$(420,037)
Purchases of land use rights and other intangible assets	(105,480)	-
Acquisition of Jinhua An Kao (net of cash received)	(3,610,846)	-
Acquisition of SC Autosports (net of cash received)	486,954	-
Purchases of construction in progress	(425,241)	(1,565,244)
Reimbursement of capitalize interests for construction in progress	1,818,390	-
Long Term Investment	1,458,464	-
Short term investment	-	4,553,734
Net cash (used in) provided by investing activities	$(682,504)	$2,568,453

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	$25,515,452	$24,854,574
Repayments of short-term bank loans	(26,283,065)	(27,939,362)
Repayments of long-term bank loans	(153,523)	-
Proceeds from notes payable	40,313,800	13,367,413
Repayment of notes payable	(43,024,633)	(14,060,961)
Net cash used in financing activities	$(3,631,969)	$(3,778,336)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$(5,151,282)	$(1,908,482)
Effect of exchange rate changes on cash	$(512,545)	$1,011,615
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	$16,110,496	$25,193,298

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$10,446,669	$24,296,431

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$1,981,072	$1,072,082
Interest paid	$1,274,399	$1,164,774

SUPPLEMENTAL NON-CASH DISCLOSURES:
Construction in progress transferred to property, plant and equipment	$75,266,352	$-
Long term and short term advances to suppliers transferred to construction in progress	$31,786,196	$12,241,736
Settlement of due from JV Company and related parties with notes receivable	$62,549,758	$39,197,964
Settlement of accounts receivables with notes receivable from unrelated parties	$49,620,953	$1,150,038
Settlement of other receivables with notes receivable from unrelated parties	$930,347	$-
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	$20,126,196	$1,150,038
Assignment of notes receivable from JV Company and related parties to supplier to settle accounts payable	$57,956,363	$33,175,103
Assignment of notes receivable from unrelated parties to supplier to settle other payable	$29,857,070	$-
Assignment of notes receivable from JV Company and related parties to supplier to settle other payable	$230,284	$-
Settlement of accounts payable with notes payables	$23,846,161	$15,149,150
Acquisition of Jinhua An Kao by stock	$20,718,859	$-
Acquisition of SC by stock	$756,664	$-
Cancellation of notes payables	$10,746,580	$-
Amount due from JV Company converted to investment in JV Company	$83,669,804	$-
Adjustment of construction in progress with accounts payable	$8,153,573	$-
Adjustment of advance to supplier with accounts payable	$479,575	$-
Deferred tax changed to other comprehensive income	$-	$52,266
Adjustment of Construction in progress	$-	$1,057,152
Purchase of construction in progress in accounts payable	$-	$6,244,120

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